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                                                                    Exhibit 23.2



         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2004, relating to the financial statements, which appears in RailAmerica Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Miami, Florida
June 14, 2004